Exhibit 99.1

Corbus Pharmaceuticals Reports 2015 First Quarter Financial Results and Provides Business Update

-First quarter marked by significant progress on operational, clinical and regulatory milestones-

-Company expects to commence Phase 2 clinical studies of Resunab in scleroderma in 2Q 2015 and cystic fibrosis in 3Q 2015-

Norwood, MA (May 13, 2015) – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (the “Company”), a clinical stage drug development company targeting rare, life-threatening chronic inflammatory and fibrotic diseases, announced today its financial results for the quarter ended March 31, 2015.

The Company also provided an update to its corporate progress and the clinical status for Resunab™, its novel synthetic oral drug for the treatment of chronic inflammation and fibrosis associated with cystic fibrosis (“CF”), diffuse cutaneous systemic sclerosis (“scleroderma”) and other chronic inflammatory-fibrotic diseases.

Recent Corporate Highlights

•	Received a $5 million development award from Cystic Fibrosis Foundation Therapeutics (“CFFT”) to advance Resunab into a Phase 2 clinical trial for CF;

•	Commenced trading of the Company’s common stock on The Nasdaq Capital Market under ticker symbol CRBP;

•	Submitted an Investigational New Drug (“IND”) application to the U.S. Food and Drug Administration (“FDA”) for a Phase 2 clinical trial of Resunab in 70 adults with CF;

•	Received clearance from the FDA to initiate Phase 2 clinical trial with Resunab in 36 individuals with diffuse cutaneous systemic scleroderma; and

•	Presented positive data demonstrating that Resunab significantly decreases fibrotic response and exerts potent anti-fibrotic effects in a preclinical model of lung fibrosis.

“I am very pleased with the progress and milestones achieved so far in 2015,” stated Yuval Cohen, Ph.D., Chief Executive Officer of the Company. “Moving forward, we are committed to adding to this positive momentum and believe Resunab has the potential to be an impactful therapy for individuals suffering from these rare chronic inflammatory and fibrotic diseases.”

Expected Near-Term Milestones

•	Initiate the Phase 2 clinical study of Resunab for the treatment of scleroderma in the second quarter of 2015;

•	Launch the Phase 2 study of Resunab for the treatment of CF in the next 90 days, pending FDA clearance of the IND and the clinical protocol;

•	File for an EU Investigational Medicinal Products authorization for Resunab with the European Medicines Agency in the third quarter of 2015;

•	File the Resunab application for U.S. and European Orphan Drug Designation for the treatment of both CF and scleroderma in the third quarter of 2015; and

•	Present additional data at upcoming peer-reviewed scientific conferences on the biological properties of Resunab and its unique mechanism of action for resolving inflammation in CF.

Summary of Financial Results for First Quarter 2015

For the quarter ended March 31, 2015, the Company reported a net loss of approximately $1,536,000, or a net loss per diluted share of $0.06, compared to a net loss of approximately $116,000, or a net loss per diluted share, of $0.02 for the quarter ended March 31, 2014. The increase in the net loss for the quarter ended March 31, 2015 is attributable to a ramp up of the Company’s operations to support the upcoming clinical trials in scleroderma and cystic fibrosis and the costs associated with being a public company. The Company ended the quarter with approximately $4,972,000 of cash and cash equivalents.

About Resunab™

Resunab™ is a novel synthetic oral drug with unique activity that has been shown to resolve inflammation and pro-fibrotic processes. Pre-clinical models and Phase 1 clinical studies have shown Resunab to have a favorable safety profile coupled with promising potency in pre-clinical models of inflammation and fibrosis. Resunab binds to the CB2 receptor on immune cells in the periphery and triggers resolution of inflammation and reduction of pro-inflammatory pathways, in effect turning chronic inflammation “off” without causing immunosuppression.

About Corbus Pharmaceuticals

Corbus Pharmaceuticals is a clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare life-threatening inflammatory and fibrotic diseases. Our lead product candidate Resunab™ is a novel oral drug that resolves chronic inflammation and pro-fibrotic processes. Resunab is scheduled to commence Phase 2 clinical trials for the treatment of cystic fibrosis and diffuse cutaneous systemic sclerosis (scleroderma) in 2015. For more information, please visit www.CorbusPharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

CORBUS PHARMACEUTICALS Holdings Inc.

100 River Ridge Drive Norwood MA 02062 | Tel +1 (617) 963-0100 | Fax +1 617 795 2189 | www.corbuspharmaceuticals.com

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Jenene Thomas

Investor Relations and Corporate Communications Advisor

Jenene Thomas Communications, LLC

Phone: +1 (908) 938-1475

Email: jenene@jenenethomascommunications.com

Media Contact

David Schull or Marissa Goberdhan

Russo Partners, LLC

Phone: +1 (858) 717-2310

Email: david.schull@russopartnersllc.com

Email: marissa.goberdhan@russopartnersllc.com

Source: Corbus Pharmaceuticals Holdings, Inc.

CORBUS PHARMACEUTICALS Holdings Inc.

100 River Ridge Drive Norwood MA 02062 | Tel +1 (617) 963-0100 | Fax +1 617 795 2189 | www.corbuspharmaceuticals.com

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2015	2014

Operating expenses:
Research and development	$723,430	$61,917
General and administrative	811,869	43,728

Total operating expenses	1,535,299	105,645

Operating loss	(1,535,299)	(105,645)

Other expense:
Interest expense	(979)	(11,163)
Interest income	560	45
Change in fair value of warrant liability	—	1,518
Foreign currency exchange loss	—	(734)

Other expense, net	(419)	(10,334)

Net loss	$(1,535,718)	$(115,979)

Net loss per share, basic and diluted	$(0.06)	$(0.02)

Weighted average number of common shares outstanding, basic and diluted	25,871,796	6,964,788

CORBUS PHARMACEUTICALS Holdings Inc.

100 River Ridge Drive Norwood MA 02062 | Tel +1 (617) 963-0100 | Fax +1 617 795 2189 | www.corbuspharmaceuticals.com

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheet

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,971,466	$6,262,445
Prepaid expenses	210,751	270,556

Total current assets	5,182,217	6,533,001

Restricted cash	13,730	13,728
Property and equipment, net	50,400	54,044

Total assets	$5,246,347	$6,600,773

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$188,298	$344,160
Accrued expenses	293,989	249,491
Notes payable-current	72,487	144,389

Total current liabilities	554,774	738,040

Total liabilities	554,774	738,040

Commitments and Contingencies

Stockholders’ equity
Preferred Stock $0.0001 par value: 10,000,000 share authorized, no shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—

Common stock, $0.0001 par value; 150,000,000 shares authorized, 26,003,304 and 25,938,332 shares issued and outstanding at March 31, 2015 and December 31, 2014	2,600	2,594

Additional paid-in capital	10,651,766	10,287,214
Accumulated deficit	(5,962,793)	(4,427,075)

Total stockholders’ equity	4,691,573	5,862,733

Total liabilities, preferred stock and stockholders equity	$5,246,347	$6,600,773

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CORBUS PHARMACEUTICALS Holdings Inc.

100 River Ridge Drive Norwood MA 02062 | Tel +1 (617) 963-0100 | Fax +1 617 795 2189 | www.corbuspharmaceuticals.com